Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

-Registration Statement (Form S-8 No. 333-259703) pertaining to the Amended and Restated 2011 Stock Plan, 2012 Milestone Stock Plan, 2019 Founder Stock Plan, 2021 Incentive Award Plan and the 2021 Employee Stock Purchase Plan of Warby Parker Inc., and

-Registration Statement (Form S-8 No. 333-259704) pertaining to the Amended and Restated 2011 Stock Plan and the 2019 Founder Stock Plan of Warby Parker Inc., and

-Registration Statement (Form S-8 No. 333-263698) pertaining to the 2021 Incentive Award Plan and the 2021 Employee Stock Purchase Plan of Warby Parker Inc., and

-Registration Statement (Form S-8 No. 333-270140) pertaining to the 2021 Incentive Award Plan and the 2021 Employee Stock Purchase Plan of Warby Parker Inc., and

-Registration Statement (Form S-8 No. 333-277548) pertaining to the 2021 Incentive Award Plan and the 2021 Employee Stock Purchase Plan of Warby Parker Inc., and

-Registration Statement (Form S-8 No. 333-285361) pertaining to the 2021 Incentive Award Plan and the 2021 Employee Stock Purchase Plan of Warby Parker Inc.,

of our reports dated February 26, 2026, with respect to the consolidated financial statements of Warby Parker Inc. and the effectiveness of internal control over financial reporting of Warby Parker Inc. included in its Annual Report (Form 10-K) of Warby Parker Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

New York, New York
February 26, 2026